Exhibit 99.1

Energy Focus Names New Independent Directors to Board

SOLON, Ohio, February 26, 2019 -- Energy Focus, Inc. (NASDAQ:EFOI), a leader in advanced LED retrofit technologies, today announced that it has appointed two new independent directors, Jennifer Y. Cheng and Geraldine McManus, to its Board of Directors.
The appointments were made pursuant to an agreement entered into with the investor group, which holds a 17.6% ownership position in the company, comprised of Gina Huang, Brilliant Start Enterprise, Inc., Jag International, Ltd., Jiangang Luo, Cleantech Global Ltd., James Tu, 5 Elements Global Fund L.P., Communal International, Ltd., Yeh-Mei Hui Cheng, and 5 Elements Energy Efficiency Limited. The new independent directors were proposed by the investor group and approved by the Energy Focus Board. Ms. Cheng and Ms. McManus will also serve as members of the Nominating and Corporate Governance Committee of the Board.
“We value input from all of our stockholders,” said Dr. Ted Tewksbury, Chairman, Chief Executive Officer and President of Energy Focus, Inc., “and look forward to the industry and business expertise that Ms. Cheng and Ms. McManus will bring to our Board.”
James Tu, representing the investor group, said, “The appointment of these new directors will provide additional insights and valuable expertise to Energy Focus. We are pleased to have worked constructively with Energy Focus to reach this agreement, which we believe will further strengthen the Board of Directors and enhance value for stockholders.”
Glenda Dorchak, who has served as an Energy Focus director since June 2015, including as the chair of its Nominating and Corporate Governance Committee and most recently as the chair as its Compensation Committee, has announced that she will step down from the Board. “Given the perspective and commitment these new directors bring to the Board and my intention not to continue on the Board following this year’s annual meeting, I am stepping down now in support of a smaller Board that is more appropriate for the company’s operational scale,” Ms. Dorchak said. “I wish the company and its associates all the best as it continues to execute on its strategic priorities.”
Dr. Ted Tewksbury commented “We are extremely grateful to Glenda for her devotion to Energy Focus during her term.  Her extensive executive, technology industry and board governance expertise has been invaluable and we wish her well in her continued role as a board member of other organizations.”
New Directors
Jennifer Cheng
Ms. Cheng is a co-founder and Chairwoman of Social Energy Partners LLC, which pioneered the Intelligent Building as-a-Service model to accelerate the adoption of sustainability technologies and building IoT. Ms. Cheng also served as an independent director of Energy Focus from 2012 to July 2014. Previously, she was the founder and Chairwoman of The X/Y Group, a marketing enterprise that markets and distributes global consumer brand products, including JanSport and Skechers in the greater China region. Previously, Ms. Cheng was a Marketing Director for Molten Metal Technology, a Boston-based clean energy company that developed patented technologies and offered solutions for advanced treatment and energy recycling for hazardous radioactive waste.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Ms. Cheng received B.S. in Economics and International Business from Rutgers University and a Master’s degree in Business Administration with focus on Marketing and Finance.
Geraldine McManus
Ms. McManus has been a Managing Member of Granger Management since May 2014. Previously, she was a Managing Director in the Investment Management Division at Goldman Sachs, where she worked from February 1998 until February 2014 and helped build its Private Wealth Management business, including structuring its business model and key functions focused on ultra-high net worth individuals and family groups. Prior to joining Goldman Sachs, Ms. McManus spent six years at Merrill Lynch as a Managing Director heading the Yankee Debt Capital Markets Group, advising sovereigns, supranational and international corporations on global debt issuance and liability management. Before working at Merrill Lynch, Ms. McManus spent six years at Salomon Brothers, two years as an associate in Corporate Finance and four years as a Product Specialist in the Hedge Management/Derivatives Group. Ms. McManus received a B.S. from Cornell University and an M.B.A. from Wharton. She serves on the Board of Trustees for The Delbarton School in Morristown, New Jersey, The Caron Foundation in Wernersville, Pennsylvania and The Jane Goodall Institute.

About Energy Focus

Energy Focus is an industry-leading innovator of energy-efficient LED lighting technology. As the creator of the first UL-verified flicker-free LED products, Energy Focus’ products provide extensive energy and maintenance savings, as well as safety, health and productivity benefits over conventional lighting. Our customers serve the commercial, industrial, healthcare, education and military markets.

Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.
Forward Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts and include statements regarding our current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, capital expenditures and the industry in which we operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this release. We believe that important factors that could cause our actual results to differ materially from forward-looking statements include, but are not limited to: (i) our history of operating losses and our ability to effectively implement cost-cutting measures and generate sufficient cash from operations or receive sufficient financing, on acceptable terms, to continue our operations; (ii) our reliance on a limited number of customers, in particular our historical sales of products for the U.S. Navy, for a significant portion of our revenue, and our ability to maintain or grow such sales levels; (iii) the entrance of new competitors in our target markets; (iv) general economic conditions in the United States and in other markets in which we sell our products; (v) our ability to implement and manage our growth

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

plans to diversify our customer base, increase sales, and control expenses; (vi) our ability to increase demand in our targeted markets and to manage sales cycles that are difficult to predict and may span several quarters; (vii) the timing of large customer orders and significant expenses, and fluctuations between demand and capacity, as we invest in growth opportunities; (viii) our dependence on military maritime customers and on the levels of government funding available to such customers, as well as funding resources of our other customers in the public sector and commercial markets; (ix) market acceptance of LED lighting technology; (x) our ability to respond to new lighting technologies and market trends, and fulfill our warranty obligations with safe and reliable products; (xi) any delays we may encounter in making new products available or fulfilling customer specifications; (xii) our ability to compete effectively against companies with greater resources, lower cost structures, or more rapid development efforts; (xiii) our ability to protect our intellectual property rights and other confidential information, and manage infringement claims by others; (xiv) the impact of any type of legal inquiry, claim, or dispute; (xv) our reliance on a limited number of third-party suppliers, our ability to obtain critical components and finished products from such suppliers on acceptable terms, and the impact of our fluctuating demand on the stability of such suppliers; (xvi) our ability to timely and efficiently transport products from our third-party suppliers to our facility by ocean marine channels; (xvii) our ability to successfully scale our network of sales representatives, agents, and distributors to match the sales reach of larger, established competitors; (xviii) any flaws or defects in our products or in the manner in which they are used or installed; (xix) our compliance with government contracting laws and regulations, through both direct and indirect sale channels, as well as other laws, such as those relating to the environment and health and safety; (xx) risks inherent in international markets, such as economic and political uncertainty, changing regulatory and tax requirements, currency fluctuations and potential tariffs and other barriers to international trade; (xxi) our ability to attract and retain qualified personnel, and to do so in a timely manner; and (xxii) our ability to maintain effective internal controls and otherwise comply with our obligations as a public company and under Nasdaq listing standards.

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Contacts:

Jerry Turin
Chief Financial Officer
ir@energyfocus.com

Jim Fanucchi
Darrow Associates, Inc.
ir@energyfocus.com

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877